EXHIBIT 7.7

Map/Parcel ID Number: 0002000000140000

Recordation Requested By/Return to:
STEWART TITLE COMPANY
500 N. BROADWAY, STE 900
ST. LOUIS, MO 63102
File No. TAIREF261082150

Send Tax Notices to:
Tirios Propco Series LLC - 35 Clay, a series of Tirios Propco Series LLC
5900 BALCONES DRIVE, STE 100
AUSTIN, TX 78731

STATE OF Texas
COUNTY OF Williamson

QUIT CLAIM DEED

THIS INDENTURE made the 18 day of September, 2026, between **Tirios Atlas Acquisition, LLC a/k/a TIRIOS ATLAS ACQUISITION, LLC, a Delaware limited liability company**, whose principal address is 5900 BALCONES DRIVE STE 100, AUSTIN, TX 78731, as party or parties of the first part, hereinafter called Grantor, and **Tirios Propco Series LLC - 35 Clay, a Series of Tirios Propco Series LLC, a Delaware series limited liability company** whose principal address is 5900 BALCONES DRIVE, STE 100, AUSTIN, TX 78731, as party or parties of the second part, hereinafter called Grantee (the words "Grantor" and "Grantee" to include their respective heirs, successors, and assigns where the context requires or permits).

WITNESSETH that: Grantor, for and in consideration of the sum of one dollar ($1.00) and other valuable considerations in hand paid at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, by these presents does hereby remise, release and forever **QUITCLAIM** unto said Grantee, their heirs and assigns, all the right, title, interest, claim, or demand the said Grantor has or may have had in and to the following described property, to-wit:

All that tract or parcel of land lying and being in the 10th Land District, 547 G.M.D. Newton County, Georgia, being Lot 8, Block "I", Barrington Subdivision, Section 1, Drawing 3 as per plat of survey recorded in Plat Book 22, Page 116, Newton County, Georgia records.

Being the same property conveyed to TIRIOS ATLAS ACQUISITION, LLC, a Delaware limited liability company by Limited Warranty Deed from LANDA APP LLC – 35 CLAY COURT COVINGTON GA LLC, a Delaware series limited liability company, dated March 6, 2026, recorded on March 20, 2026, as Book 4814, Page 55, as Instrument No. D2026-003218.

Map/Parcel ID Number: 0002000000140000
Commonly Known as: 35 CLAY COURT, COVINGTON, GA 30016

TO HAVE AND TO HOLD the said described premises to grantee, their heirs, and assigns, so that neither Grantor, nor its successors or any person or persons claiming under grantor hereafter, by any way or means, have claim or demand any right, title, or interest in or to the aforesaid premises or appurtenances, or any parts thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Grantor has signed and sealed this deed, the day and year first above written.

Signed, sealed, and delivered

September 18, 20 26

In the presence of:

[signature]

(Unofficial witness)

SHIKHA KOTHARI

(Unofficial witness)

[signature]

(Notary Public)

Brenda S. Paiz

(Notary Public)

My commission expires: 6/11/2030

(Notary seal)

BRENDA S PAIZ
Notary ID #128297083
My Commission Expires
June 11, 2030

Tirios Atlas Acquisition, LLC, a Delaware limited liability company

By: Tirios Atlas GP, LLC, a Delaware limited liability company
Its: Managing Member

By: Tirios Corporation, a Delaware limited liability company
Its: Managing Member

[signature] (seal)

Print Name: **Sachin Latawa**
Print Title: **Director**

(corporate seal)

This Instrument Prepared By:
THOMAS ALLGOOD, GA Bar No. 531347
o/b/o BC LAW FIRM, P.A.
1521 CONCORD PIKE SUITE 301
WILMINGTON, DE 19803

[redacted]

35 Clay Ct
Covington, GA 30016

HouseMax Funding
3711 S MoPac Expy Bldg 2 Ste 400
Austin, TX 78746

08/28/2026

J.J. Lewis
P.O. Box 80176
Conyers, GA 30013

J.J. Lewis

REPORT PROFILE

Borrower or Owner TIRIOS PROPCO SERIES LLC-35 Clay
Property Address 35 Clay Ct
City Covington County Newton State GA Zip Code 30016

Legal Description .91AC LT 8I BARRINGTON

Estimated Value 255,000 as of 08/28/2026

LENDER or CLIENT

ID: Housemax Fee: 475.00
Name: HouseMax Funding
Address: 3711 S MoPac Expy Bldg 2 Ste 400
Austin, TX
78746

Case #:

Contact Name: Mercury Network AMC

NEIGHBORHOOD	FILE INDEX/TRACKING
ID:	Received : Due : Assigned : Delivered : Extra :

Instructions : REVISIONS UPDATE 08/31/2026, Per underwriter's request, the appraiser has made the following revisions to the report. 1) ***please update the Borrower name to TIRIOS PROPCO SERIES LLC*** 2) ***and Owner of Public Record Tirios Atlas Acquisition LLC*** 3) ***please provide the UNCOVERED DECK, FRONT PORCH, OVERHEAD UTILITIES Pictures on page 21.*** **a**) the appraiser notes that requested photos have been provided on page 20. "Overhead utilities" label was an incorrect label and has been revised signature date has been revised to reflect 08/31/2026
REVISIONS UPDATE 09/01/2026 Per underwriter's request, the appraiser has updated borrower's name to " ***TIRIOS PROPCO SERIES LLC - 35 Clay."*** signature date has been revised to reflect 09/01/2026

USPAP Compliance Addendum

File No. 123878

Borrower/Client TIRIOS PROPCO SERIES LLC-35 Clay
Property Address 35 Clay Ct
City Covington County Newton State GA Zip Code 30016
Lender/Client HouseMax Funding

APPRAISAL AND REPORT IDENTIFICATION

This Appraisal Report is one of the following types:

[X] **Appraisal Report** This report was prepared in accordance with the requirements of the Appraisal Report option of USPAP Standards Rule 2-2(a).

[ ] **Restricted Appraisal Report** This report was prepared in accordance with the requirements of the Restricted Appraisal Report option of USPAP Standards Rule 2-2(b). The intended user of this report is limited to the identified client. This is a Restricted Appraisal Report and the rationale for how the appraiser arrived at the opinions and conclusions set forth in the report may not be understood properly without the additional information in the appraiser's workfile.

ADDITIONAL CERTIFICATIONS

I certify that, to the best of my knowledge and belief:

- The statements of fact contained in this report are true and correct.
- The report analyses, opinions, and conclusions are limited only by the reported assumptions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.
- I have no (or the specified) present or prospective interest in the property that is the subject of this report and no (or specified) personal interest with respect to the parties involved.
- I have no bias with respect to the property that is the subject of this report or the parties involved with this assignment.
- My engagement in this assignment was not contingent upon developing or reporting predetermined results.
- My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.
- My analyses, opinions, and conclusions were developed and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.
- This appraisal report was prepared in accordance with the requirements of Title XI of FIRREA and any implementing regulations.

PRIOR SERVICES

[X] I have **NOT** performed services, as an appraiser or in any other capacity, regarding the property that is the subject of the report within the three-year period immediately preceding acceptance of this assignment.

[ ] I **HAVE** performed services, as an appraiser or in another capacity, regarding the property that is the subject of this report within the three-year period immediately preceding acceptance of this assignment. Those services are described in the comments below.

PROPERTY INSPECTION

[ ] I have **NOT** made a personal inspection of the property that is the subject of this report.

[X] I **HAVE** made a personal inspection of the property that is the subject of this report.

APPRAISAL ASSISTANCE

Unless otherwise noted, no one provided significant real property appraisal assistance to the person signing this certification. If anyone did provide significant assistance, they are hereby identified along with a summary of the extent of the assistance provided in the report.

ADDITIONAL COMMENTS

Additional USPAP related issues requiring disclosure and/or any state mandated requirements: The appraiser has agreed upon the fee of $475 for the rendering of this report.

MARKETING TIME AND EXPOSURE TIME FOR THE SUBJECT PROPERTY

[ ] A reasonable marketing time for the subject property is ______ day(s) utilizing market conditions pertinent to the appraisal assignment.

[X] A reasonable exposure time for the subject property is 120 day(s).

APPRAISER		SUPERVISORY APPRAISER (ONLY IF REQUIRED)	
Signature	J.J. Lewis (signed)	Signature	
Name	J.J. Lewis	Name	
Date of Signature	09/03/2026	Date of Signature	
State Certification #	GACR247008	State Certification #	
or State License #		or State License #	
State	GA	State	
Expiration Date of Certification or License	01/31/2027	Expiration Date of Certification or License	
		Supervisory Appraiser Inspection of Subject Property:	
Effective Date of Appraisal	08/28/2026	[ ] Did Not [ ] Exterior-only from Street [ ] Interior and Exterior	

Uniform Residential Appraisal Report

File # 123878

The purpose of this summary appraisal report is to provide the lender/client with an accurate, and adequately supported, opinion of the market value of the subject property.

SUBJECT

Property Address 35 Clay Ct | City Covington | State GA | Zip Code 30016

Borrower TIRIOS PROPCO SERIES LLC-35 Clay | Owner of Public Record Tirios Atlas Acquisition LLC | County Newton

Legal Description .91AC LT 8I BARRINGTON

Assessor's Parcel # 0002000000140000 | Tax Year 2025 | R.E. Taxes $ 2,886

Neighborhood Name Barrington | Map Reference see loc add | Census Tract 1009.05

Occupant [ ] Owner [X] Tenant [ ] Vacant | Special Assessments $ 0 | [ ] PUD | HOA $ 0 [ ] per year [ ] per month

Property Rights Appraised [X] Fee Simple [ ] Leasehold [ ] Other (describe) Fee Simple Property Rights Appraised

Assignment Type [ ] Purchase Transaction [X] Refinance Transaction [ ] Other (describe) This appraisal is for a business purpose DSCR loan.

Lender/Client HouseMax Funding | Address 3711 S MoPac Expy Bldg 2 Ste 400, Austin, TX 78746

Is the subject property currently offered for sale or has it been offered for sale in the twelve months prior to the effective date of the appraisal? [X] Yes [ ] No

Report data source(s) used, offering price(s), and date(s). The subject has been purchased within three years of the effective date of this report dated on 03/06/2026 for $147,800, and on 04/28/2023 as a sale between relatives.

CONTRACT

I [ ] did [ ] did not analyze the contract for sale for the subject purchase transaction. Explain the results of the analysis of the contract for sale or why the analysis was not performed.

Contract Price $ | Date of Contract | Is the property seller the owner of public record? [ ] Yes [ ] No | Data Source(s)

Is there any financial assistance (loan charges, sale concessions, gift or downpayment assistance, etc.) to be paid by any party on behalf of the borrower? [ ] Yes [ ] No

If Yes, report the total dollar amount and describe the items to be paid:

NEIGHBORHOOD

Note: Race and the racial composition of the neighborhood are not appraisal factors.

Neighborhood Characteristics	One-Unit Housing Trends	One-Unit Housing	Percent Land Use %
Location [ ] Urban [X] Suburban [ ] Rural	Property Values [ ] Increasing [X] Stable [ ] Declining	PRICE $(000) / AGE (yrs)	One-Unit 92 %
Built-Up [ ] Over 75% [X] 25-75% [ ] Under 25%	Demand/Supply [X] Shortage [ ] In Balance [ ] Over Supply	175 Low 1	2-4 Unit 2 %
Growth [ ] Rapid [X] Stable [ ] Slow	Marketing Time [ ] Under 3 mths [X] 3-6 mths [ ] Over 6 mths	450 High 60	Multi-Family 1 %
		260 Pred. 30	Commercial 4 %
			Other 1 %

Neighborhood Boundaries The neighborhood boundaries are: S.R. 212(north), and (east), Turner Church Rd(south), S.R. 20(west).

Neighborhood Description Land use within the subject's market area is 92% one-unit housing, 2% 2-4 units, 1% multi family, 4% commercial, and 1% vacant land.The subject is located in Covington, Newton county GA, In the Barrington subdivisions, which is considered the neighborhood. *** See Additional Comments ***

Market Conditions (including support for the above conclusions) Market conditions are currently stabilized with a shortage of supply and high demand, which is evident by general marketing times within six months. The appraiser notes that market activity has been stabilized due to current interest rates that have risen from typically 3% to more than 7% for a 30 year fixed rate mortgage. *** See Additional Comments ***

SITE

Dimensions None Available | Area 39639 sf | Shape rectangular | View N;Res;Res

Specific Zoning Classification R3 | Zoning Description Residential

Zoning Compliance [X] Legal [ ] Legal Nonconforming (Grandfathered Use) [ ] No Zoning [ ] Illegal (describe) legal zoning compliance

Is the highest and best use of the subject property as improved (or as proposed per plans and specifications) the present use? [X] Yes [ ] No If No, describe

The highest and best use of the subject property is it's present use as a single family residential dwelling ***see additional comments***

Utilities	Public	Other (describe)		Public	Other (describe)	Off-site Improvements--Type	Public	Private
Electricity	X		Water	X		Street paved asphalt	X	
Gas	X		Sanitary Sewer	X		Alley none		

FEMA Special Flood Hazard Area [ ] Yes [X] No | FEMA Flood Zone X | FEMA Map No. 13217C0095D | FEMA Map Date 03/17/2014

Are the utilities and off-site improvements typical for the market area? [X] Yes [ ] No. If No, describe Typical off-site improvements

Are there any adverse site conditions or external factors (easements, encroachments, environmental conditions, land uses, etc.)? [ ] Yes [X] No If Yes, describe

There were no external obsolescence, easements or other adverse factors noted which would impact the marketability or value. The subject does contain SEPTIC SYSTEM, which is typical for this market area. This does not affect the marketability of the subject property. ***see additional comments***

IMPROVEMENTS

General Description	Foundation	Exterior Description materials/condition	Interior materials/condition
Units [X] One [ ] One with Accessory Unit	[X] Concrete Slab [ ] Crawl Space	Foundation Walls block/brick/avg	Floors cpt/tile/hdwd/avg
# of Stories 2	[ ] Full Basement [ ] Partial Basement	Exterior Walls vinyl/brick/frame/avg	Walls drywall/ avg
Type [X] Det. [ ] Att. [ ] S-Det/End Unit	Basement Area 900 sq. ft.	Roof Surface asphalt/avg	Trim/Finish wood/ avg
[X] Existing [ ] Proposed [ ] Under Const.	Basement Finish 0 %	Gutters & Downspouts aluminum/avg	Bath Floor tile/ avg
Design (Style) Colonial	[X] Outside Entry/Exit [ ] Sump Pump	Window Type double pane/ avg	Bath Wainscot fbgls/ avg
Year Built 1991	Evidence of [ ] Infestation	Storm Sash/Insulated double pan/ yes/avg	Car Storage [ ] None
Effective Age (Yrs) 6	[ ] Dampness [ ] Settlement	Screens storm sash/ avg	[X] Driveway # of Cars 2
Attic [ ] None	Heating [X] FWA [ ] HWBB [ ] Radiant	Amenities [ ] Woodstove(s) # 0	Driveway Surface paved/asphalt
[X] Drop Stair [ ] Stairs	[ ] Other Fuel gas	[X] Fireplace(s) # 1 [ ] Fence none	[X] Garage # of Cars 2
[ ] Floor [ ] Scuttle	Cooling [X] Central Air Conditioning	[X] Patio/Deck un pat [X] Porch cv stp	[ ] Carport # of Cars 0
[ ] Finished [ ] Heated	[ ] Individual [ ] Other	[ ] Pool none [ ] Other none	[X] Att. [ ] Det. [ ] Built-in

Appliances [X] Refrigerator [X] Range/Oven [X] Dishwasher [X] Disposal [X] Microwave [X] Washer/Dryer [ ] Other (describe)

Finished area **above** grade contains: 6 Rooms 3 Bedrooms 2.0 Bath(s) 1,800 Square Feet of Gross Living Area Above Grade

Additional features (special energy efficient items, etc.) Additional features include central heating and air-conditioning

Describe the condition of the property (including needed repairs, deterioration, renovations, remodeling, etc.). C3;No updates in the prior 15 years;The subject property is a two story Colonial home design, built in 1991 containing approximately 1,800 square feet of gross living area as acquired during inspection per ANSI Measurement Standards. The main level of the subject contains a living room, kitchen, breakfast area, laundry, one bedroom and one full baths. The second level contains two additional bedrooms and one full bath. The subject also contains a full unfinished basement. ***See Additional Comments***

Are there any physical deficiencies or adverse conditions that affect the livability, soundness, or structural integrity of the property? [ ] Yes [X] No If Yes, describe

No physical deficiencies were noted during inspection. The appraiser has made an extraordinary assumption that there are no long term mold issues, or other hidden issues (electrical/structural), which were not detected by the appraiser. *** See Additional Comments ***

Does the property generally conform to the neighborhood (functional utility, style, condition, use, construction, etc.)? [X] Yes [ ] No If No, describe

The subject property does conform to the neighborhood.

There are 7 comparable properties currently offered for sale in the subject neighborhood ranging in price from $ 275,000 to $ 306,000 .

There are 8 comparable sales in the subject neighborhood within the past twelve months ranging in sale price from $ 236,000 to $ 265,000 .

SALES COMPARISON APPROACH

FEATURE	SUBJECT			COMPARABLE SALE # 1		COMPARABLE SALE # 2		COMPARABLE SALE # 3	
Address	35 Clay Ct Covington, GA 30016			40 Mildred Ln Covington, GA 30016		25 Joshua Creek Rd Covington, GA 30016		55 Jill Ln Covington, GA 30016	
Proximity to Subject				0.10 miles E		2.98 miles NE		0.06 miles S	
Sale Price	$				$ 236,000		$ 253,800		$ 265,000
Sale Price/Gross Liv. Area	$ sq. ft.			$ 124.21 sq. ft.		$ 134.57 sq. ft.		$ 172.64 sq. ft.	
Data Source(s)				MLS 10624625;DOM 20		Deed Bk 4809 725;DOM Unk		MLS 10707400;DOM 117	
Verification Source(s)				Deed Bk 4828 335		Inspection, Tax Card		Inspection, Tax Card	
VALUE ADJUSTMENTS	DESCRIPTION			DESCRIPTION	+(-)$ Adjustment	DESCRIPTION	+(-)$ Adjustment	DESCRIPTION	+(-)$ Adjustment
Sale or Financing Concessions				ArmLth None Noted;0		ArmLth None Noted;0		ArmLth None Noted;0	
Date of Sale/Time				s04/26;c04/26	+2,698	s03/26;Unk	0	s05/26;c01/26	+2,985
Location	N;Res;Res			N;Res;Res		N;Res;Res		N;Res;Res	
Leasehold/Fee Simple	Fee Simple			Fee Simple		Fee Simple		Fee Simple	
Site	39639 sf			19602 sf	0	1.09 ac	-3,740	21780 sf	0
View	N;Res;Res			N;Res;Res		N;Res;Res		N;Res;Res	
Design (Style)	DT2;Colonial			DT2;Colonial		DT2;Country	0	DT1.5;Spl/lvl	0
Quality of Construction	Q3			Q3		Q3		Q3	
Actual Age	35			36	+300	5	-2,700	32	-900
Condition	C3			C3		C3		C3	
Above Grade	Total	Bdrms.	Baths	Total / Bdrms. / Baths		Total / Bdrms. / Baths		Total / Bdrms. / Baths	
Room Count	6	3	2.0	6 / 3 / 2.0		8 / 4 / 2.1	-8,000	6 / 3 / 2.0	
Gross Living Area	1,800 sq. ft.			1,900 sq. ft.	-7,500	1,886 sq. ft.	-6,450	1,535 sq. ft.	+19,875
Basement & Finished Rooms Below Grade	900sf0sfin			0sf	+9,000	0sf	+9,000	706sf177sfwo 0rr1br0.0ba0o	+3,440 -8,000
Functional Utility	standard			standard		standard		standard	
Heating/Cooling	fwa/ cac			fwa/ cac		fwa/ cac		fwa/ cac	
Energy Efficient Items	standard			standard		standard		standard	
Garage/Carport	2ga2dw			2ga2dw		2ga2dw		2ga2dw	
Porch/Patio/Deck	cvrd stp, pat			cvrd stp, pat		cvrd stp, pat		cvrd stp, pat	
deck, fireplace	deck, 1fpl			deck, 1fpl		deck, 1fpl		deck, 1fpl	
Net Adjustment (Total)				☒ + ☐ -	$ 4,498	☐ + ☒ -	$ -11,890	☒ + ☐ -	$ 17,400
Adjusted Sale Price of Comparables				Net Adj. 1.91 % Gross Adj. 8.26 %	$ 240,498	Net Adj. 4.68 % Gross Adj. 11.78 %	$ 241,910	Net Adj. 6.57 % Gross Adj. 13.28 %	$ 282,400

I ☒ did ☐ did not research the sale or transfer history of the subject property and comparable sales. If not, explain The subject has been purchased within three years of the effective date of this report dated on 03/06/2026 for $147,800, and on 04/28/2023 as a sale between relatives.

My research ☒ did ☐ did not reveal any prior sales or transfers of the subject property for the three years prior to the effective date of this appraisal.

Data Source(s) See Analysis of prior sales" section

My research ☐ did ☒ did not reveal any prior sales or transfers of the comparable sales for the prior year to the date of sale of the comparable sale.

Data Source(s) See Analysis of prior sales" section

Report the results of the research and analysis of the prior sale or transfer history of the subject property and comparable sales (report additional prior sales on page 3).

ITEM	SUBJECT	COMPARABLE SALE # 1	COMPARABLE SALE # 2	COMPARABLE SALE # 3
Date of Prior Sale/Transfer	03/06/2026			
Price of Prior Sale/Transfer	$147,800			
Data Source(s)	Deed Bk 4814-55	MLS Tax Card	MLS Tax Card	MLS Tax Card
Effective Date of Data Source(s)	08/26/2026	08/26/2026	08/26/2026	08/26/2026

Analysis of prior sale or transfer history of the subject property and comparable sales The most recent transfer of the subject within three years of the effective date of this report was dated on 09/17/2025 as a non-arm's length sale. No sale price has been recorded for this date.

Summary of Sales Comparison Approach The subject property is a two story Colonial home design, built in 1991 containing approximately 1,800 square feet of gross living area as acquired during inspection per ANSI Measurement Standards. The appraiser has obtained five sales within three miles of the subject, due to open acreage between subdivisions which is typical for the subject's market area. The pre adjusted range of sale prices are $236,000-$265,000. Adjusted sales range between $239,000-$282000. The appraiser has acquired sales that compete with the subject's GLA within the marketplace, and has only been able to supply one sale with a basement, similar to the subject. ***see additional comments***

Indicated Value by Sales Comparison Approach $ 255,000

RECONCILIATION

Indicated Value by: Sales Comparison Approach $ 255,000 Cost Approach (if developed) $ 255,280 Income Approach (if developed) $ 258,700

Most consideration has been given to the sales comparison approach as this has the most recent and relevant data available for analysis and best reflects the actions of typical market participants. Cost and income approach have been developed and reconciled.

This appraisal is made ☒ "as is," ☐ subject to completion per plans and specifications on the basis of a hypothetical condition that the improvements have been completed, ☐ subject to the following repairs or alterations on the basis of a hypothetical condition that the repairs or alterations have been completed, or ☐ subject to the following required inspection based on the extraordinary assumption that the condition or deficiency does not require alteration or repair: The opinion of value is made "as-is".

Based on a complete visual inspection of the interior and exterior areas of the subject property, defined scope of work, statement of assumptions and limiting conditions, and appraiser's certification, my (our) opinion of the market value, as defined, of the real property that is the subject of this report is $ 255,000 , as of 08/28/2026 , which is the date of inspection and the effective date of this appraisal.

ADDITIONAL COMPARABLES

Borrower/Owner TIRIOS PROPCO SERIES LLC-35 Clay
Property Address 35 Clay Ct
City Covington County Newton State GA Zip Code 30016
Lender/Client HouseMax Funding

FEATURE	SUBJECT	COMPARABLE SALE NO. 4		COMPARABLE SALE NO. 5		COMPARABLE SALE NO. 6	
Address	35 Clay Ct Covington, GA 30016	15 Ashton Pl Covington, GA 30016		40 Joshua Creek Rd Covington, GA 30016			
Proximity to Subject		2.50 miles NE		2.91 miles NE			
Sale Price	$		$ 265,000		$ 257,702		$
Sale Price/Gross Liv. Area	$ sq. ft.	$ 135.07 sq. ft.		$ 134.08 sq. ft.		$ sq. ft.	
Data Source(s)		MLS 10563666;DOM 76		Deed Bk 4809 851;DOM Unk			
Verification Source(s)		Deed Bk 4765 437		Inspection, Tax Card			
VALUE ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+(-)$ Adjustment	DESCRIPTION	+(-)$ Adjustment	DESCRIPTION	+(-)$ Adjustment
Sale or Financing Concessions		ArmLth None Noted;0		ArmLth None Noted;0			
Date of Sale/Time		s09/25;c07/25	+2,672	s03/26;Unk	0		
Location	N;Res;Res	N;Res;Res		N;Res;Res			
Leasehold/Fee Simple	Fee Simple	Fee Simple		Fee Simple			
Site	39639 sf	30927 sf	0	1.00 ac	-3,620		
View	N;Res;Res	N;Res;Res		N;Res;Res			
Design (Style)	DT2;Colonial	DT2;Colonial		DT2;Country	0		
Quality of Construction	Q3	Q3		Q3			
Actual Age	35	63	+5,600	5	-2,700		
Condition	C3	C3		C3			
Above Grade Room Count (Total / Bdrms. / Baths)	6 / 3 / 2.0	6 / 3 / 2.0		8 / 4 / 2.1	-8,000	Total / Bdrms. / Baths	
Gross Living Area	1,800 sq. ft.	1,962 sq. ft.	-12,150	1,922 sq. ft.	-9,150	sq. ft.	
Basement & Finished Rooms Below Grade	900sf0sfin	0sf	+9,000	0sf	+9,000		
Functional Utility	standard	standard		standard			
Heating/Cooling	fwa/ cac	fwa/ cac		fwa/ cac			
Energy Efficient Items	standard	standard		standard			
Garage/Carport	2ga2dw	2ga2dw		2ga2dw			
Porch/Patio/Deck	cvrd stp, pat	cvrd prc, pat	-6,000	cvrd prc, pat	-6,000		
deck, fireplace	deck, 1fpl	deck, 1fpl		deck, 1fpl			
Net Adjustment (Total)		☐ + ☒ -	$ -878	☐ + ☒ -	$ -20,470	☐ + ☐ -	$
Adjusted Sale Price of Comparables		Net Adj. 0.33 % Gross Adj. 13.37 %	$ 264,122	Net Adj. 7.94 % Gross Adj. 14.93 %	$ 237,232	Net Adj. % Gross Adj. %	$

ITEM	SUBJECT	COMPARABLE SALE # 4	COMPARABLE SALE # 5	COMPARABLE SALE # 6
Date of Prior Sale/Transfer	03/06/2026			
Price of Prior Sale/Transfer	$147,800			
Data Source(s)	Deed Bk 4814-55	MLS, Tax Card	MLS, Tax Card	
Effective Date of Data Source(s)	08/26/2026	08/26/2026	08/26/2026	

Comment on Sales Comparison

123878

SINGLE FAMILY COMPARABLE RENT SCHEDULE

File No. 123878

This form is intended to provide the appraiser with a familiar format to estimate the market rent of the subject property. Adjustments should be made only for items of significant difference between the comparables and the subject property.

ITEM	SUBJECT	COMPARABLE NO. 1		COMPARABLE NO. 2		COMPARABLE NO. 3	
Address	35 Clay Ct Covington, GA 30016	145 W. Forest Dr Covington, GA 30016		25 Joshua Creek Rd Covington, GA 30016		40 Joshua Creek Rd Covington, GA 30016	
Proximity to Subject		1.86 miles NE		2.98 miles NE		2.91 miles NE	
Date Lease Begins Date Lease Expires	10/23/2025 10/22/2026	08/14/2026 08/13/2027		02/06/2025 02/05/2027		07/30/2026 07/29/2027	
Monthly Rental	If Currently Rented: $ 1,750	$ 1,960		$ 2,095		$ 2,286	
Less: Utilities Furniture	$ none noted none noted	$ none noted none noted		$ none noted none noted		$ none noted none noted	
Adjusted Monthly Rent	$ 1,750	$ 1,960		$ 2,095		$ 2,286	
Data Source	Owner MLS, Tax Card	Invitation Homes Inspection, Tax Card		Owner, Public Records Inspection, Tax Card		Owner, Public Records Inspection, Tax Card	
RENT ADJUSTMENTS	DESCRIPTION	DESCRIPTION	+ (-) $ Adj.	DESCRIPTION	+ (-) $ Adj.	DESCRIPTION	+ (-) $ Adj.
Rent Concessions		none noted none noted		none noted none noted		none noted none noted	
Location/View	N;Res;Res N;Res;Res	N;Res;Res N;Res;Res		N;Res;Res N;Res;Res		N;Res;Res N;Res;Res	
Design and Appeal	DT2;Colonial	DT1;Spl/lvl		DT2;Country		DT2;Country	
Age/Condition	35 C3	37 C3	+10	5 C3	-60	5 C3	-60
Above Grade Room Count (Total / Bdrms / Baths)	6 / 3 / 2.0	6 / 3 / 2.00		8 / 4 / 2.10	-110	8 / 4 / 2.10	-110
Gross Living Area	1,800 Sq. Ft.	1,535 Sq. Ft.	+125	1,886 Sq. Ft.	-90	1,922 Sq. Ft.	-100
Other (e.g. basement, etc.)	cvrd prc, pat deck, 1 fpl	cvrd stp, pat deck, 1fpl		cvrd prc, pat deck, 1fpl		cvrd prc, pat deck, 1 fpl	
Other:							
Net Adj. (total)		[X] + [ ] - $	135	[ ] + [X] - $	-260	[ ] + [X] - $	-270
Indicated Monthly Market Rent		$	2,095	$	1,835	$	2,016

Comments on market data, including the range of rents for single family properties, an estimate of vacancy for single family rental properties, the general trend of rents and vacancy, and support for the above adjustments. (Rent concessions should be adjusted to the market, not to the subject property.) Rentals obtained were located within the immediate market area of the subject property. Rental reconciliation is based on final adjusted rents in this manner: 45%+35%+20%= 100% rental #1 $2,095(45%)=$942 rental #2 $1,835(35%)=$642 rental #3 $2,016(20%)=$403 $942+$642+$403=$1,987/ $1,990(rounded)

Final Reconciliation of Market Rent: The appraiser's opinion of market rent for the subject's area is $1,990, based on rentals acquired within the immediate market area.

I (WE) ESTIMATE THE MONTHLY MARKET RENT OF THE SUBJECT AS OF 08/26/2026 TO BE $ 1,990

APPRAISER:		SUPERVISORY APPRAISER (ONLY IF REQUIRED):	
Signature	[signature]	Signature	[ ] Did [ ] Did Not Inspect Property
Name	J.J. Lewis	Name	
Date of Inspection	08/26/2026 Date Report Signed 09/03/2026	Date of Inspection	Date Report Signed
State Certification #	GACR247008 State GA	State Certification #	State
Or State License #	State	Or State License #	State

J.J. Lewis

Additional Listings
Uniform Residential Appraisal Report

ADDITIONAL LISTINGS

Borrower/Owner	TIRIOS PROPCO SERIES LLC-35 Clay
Property Address	35 Clay Ct
City	Covington — County Newton — State GA — Zip Code 30016
Lender/Client	HouseMax Funding

FEATURE	SUBJECT		LISTING # 1		LISTING # 2		LISTING # 3	
Address	35 Clay Ct Covington, GA 30016		205 Willow Shoals Dr Covington, GA 30016					
Proximity to Subject			4.40 miles E					
Original List Price	$			$ 244,900		$		$
Current List Price	$ 195,000			$ 244,900		$		$
List Price Revision Date								
List Price/Gross Liv. Area	$ 108.33 sq. ft.		$ 165.47 sq. ft.		$ sq. ft.		$ sq. ft.	
Data Source(s)			MLS 10833858;DOM 32					
Verification Source(s)			Inspection, Tax Card					
VALUE ADJUSTMENTS	DESCRIPTION		DESCRIPTION	+(-)$ Adjustment	DESCRIPTION	+(-)$ Adjustment	DESCRIPTION	+(-)$ Adjustment
Sale or Financing Concessions			Active Listing LP/SP 98%					
Days on Market			32					
Location	N;Res;Res		N;Res;Res					
Leasehold/Fee Simple	Fee Simple		Fee Simple					
Site	39639 sf		31798 sf	0				
View	N;Res;Res		N;Res;Res					
Design (Style)	DT2;Colonial		DT1;Cape Cd					
Quality of Construction	Q3		Q3					
Actual Age	35		32	-900				
Condition	C3		C3					
Above Grade Room Count (Total / Bdrms. / Baths)	6 / 3 / 2.0		6 / 3 / 2.0		Total / Bdrms. / Baths		Total / Bdrms. / Baths	
Gross Living Area	1,800 sq. ft.		1,480 sq. ft.	+24,000	sq. ft.		sq. ft.	
Basement & Finished Rooms Below Grade	900sf0sfin		0sf	+9,000				
Functional Utility	standard		standard					
Heating/Cooling	fwa/ cac		fwa/ cac					
Energy Efficient Items	standard		standard					
Garage/Carport	2ga2dw		2ga2dw					
Porch/Patio/Deck	cvrd stp, pat		cvrd prc, pat	-6,000				
deck, fireplace	deck, 1fpl		deck, 1 fpl					
Net Adjustment (Total)			[X] + [ ] -	$ 26,100	[ ] + [ ] -	$	[ ] + [ ] -	$
Adjusted Sale Price of Comparables			Net Adj. 10.66 % Gross Adj. 16.29 %	$ 271,000	Net Adj. % Gross Adj. %	$	Net Adj. % Gross Adj. %	$

ITEM	SUBJECT	LISTING # 1	LISTING # 2	LISTING # 3
Date of Prior Sale/Transfer	03/06/2026			
Price of Prior Sale/Transfer	$147,800			
Data Source(s)	Deed Bk 4814-55	MLS, Tax Card		
Effective Date of Data Source(s)	08/26/2026	08/26/2026		

Summary of Comparable Listings 205 Willow Shoals Drive, Covington, GA is an active listing currently on the market in the amount of $244,000 with a marketing time of thirty two days. No changes to list price have been reported. The most recent sale occurred on 03/20/2020 for $155,000. As of the effective date of this report, this property is still available in the open market.

ADDITIONAL COMMENTS
Page 1

Borrower/Owner TIRIOS PROPCO SERIES LLC-35 Clay			
Property Address 35 Clay Ct			
City Covington	County Newton	State GA	Zip Code 30016
Lender/Client HouseMax Funding			

NEIGHBORHOOD DESCRIPTION

The market area includes other similar developments within a one to three mile radius, which is considered a direct compete for buyers. This development is built-up of a mixed style of homes; primarily of good to excellent quality and condition, and containing on average 1,500-2,000 square feet of gross living area, with the predominate price of housing at $260,000.

The area is a suburb of Atlanta, located 25-30 miles northeast of the central business district of Atlanta, GA the market area is 25-75 percent built-up. The Newton County High school district and numerous recreational opportunities (parks, bike trails, libraries etc.) have demonstrated appeal to market participants.

MARKET CONDITIONS

While lending guidelines have been tightened in the last several months, there is adequate financing for qualified buyers. Concessions and buy downs are not typical and considered outside of market value.

HIGHEST AND BEST USE

There are four test applied to formulate an opinion as to whether the subject is at it's highest and best use:

1) Is it physically possible
2) Is it legally permissible
3) Is it financially feasible
4) Maximally productive

Physically Possible

The first test of highest and best use simply evaluates whether it is possible to use the land in a certain way. Ignoring the zoning and economics of the proposal, consider whether or not the potential use is physically possible. That means the topography, soil type and conditions, lot size and shape, surface and subsurface water, and even weather patterns must make the development possible. The appraiser has noted that this structure in existence in conformity with the neighborhood.

Legally Permissible

Whether a potential use is legally permissible involves a few different legal considerations. The proposed use must be allowed by zoning regulations. If building is in a residential area with restrictive covenants, the proposed improvements must not violate any rules. The proposed use must conform to all applicable building codes and height limits. In addition, the improvements must adhere to any restrictions imposed by easements on the property. For example, per records cited improvements for the subject, such as the pool and improvements to the carriage house have permits on file which made the improvements legally permissible

Financially Feasible

.The entire purpose of investing in or building a commercial real estate asset is for investors to earn a return on their capital. Thus, the property must be financially feasible given the market and planned use. In short, a project must be viable in terms of cost and economic demand.
To figure this out, an appraiser will take all of the information about a property and use it to construct a proforma of the property's cash flows – including income, expenses, and debt service. These cash flows are used to calculate a series of return metrics like cash on cash return and internal rate of return (IRR). The results of these calculations will reveal whether or not the project is feasible from a financial standpoint.

If you are applying this criteria to residential properties, the financially feasible use generally aligns with the most profitable use, so you can combine these two criteria. However, most profitable usually refers to commercial properties, and establishes the highest net income for a proposed structure.

Maximally Productivity

The last test sought is to determine if the desired use of the property has maximum productivity. This means that the appraiser wants to see that the current or planned use is a good fit for the property's location, market, and local demand. For example, it may make perfect sense to build a high-rise apartment building in a dense urban area where there is high demand for housing. But, it probably wouldn't make sense to build a golf course in the same place.

ADDITIONAL COMMENTS
Page 2

Borrower/Owner TIRIOS PROPCO SERIES LLC-35 Clay			
Property Address 35 Clay Ct			
City Covington	County Newton	State GA	Zip Code 30016
Lender/Client HouseMax Funding			

After the analysis, the appraiser determines that the current or planned use of the property is indeed physically possible, legally permissible, financially feasible, and maximally productive. when these four tests are applied, the appraiser does conclude that the subject property is at it's highest and best use as a residence in the Barrington subdivision of Covington, GA

ADVERSE SITE CONDITIONS AND/OR EXTERNAL FACTORS

The appraiser has made an extraordinary assumption that all components of the septic system, which could not be visually evaluated are in good condition. The appraiser is not a septic specialist. Connection to public sewer is not available. The appraiser is not a septic specialist.

PROPERTY CONDITION

No adverse conditions were noted during inspection. Utilities, water/electrical mechanicals and appliances were on and working properly at the time of inspection. The appraiser has noted the presence of carbon detectors throughout the home. The subject is in good market condition. The appraiser is not a home inspector.

PHYSICAL DEFICIENCIES AND / OR ADVERSE CONDITIONS

The appraiser has made a full inspection of the attic which is in good condition. The appraiser is not a home inspector.

SALES COMPARISON APPROACH

40 Mildred Lane, Covington, GA is located in the same phase as the subject, and has been obtained due to a settled transaction within six months of the effective date of this report. Per MLS number 10624625 this sale was listed on 04/06/2026 for $254,900. On 04/20/2026 a settled transaction was documented for $236,000, twenty days on market. No sale for the prior year was made known to the appraiser per records cited. This sale is similar in design and physical amenities which compete for the subject within the immediate market area. The contract date of 04/06/2026 and the effective date of this report is a span of 130 days, a yearly time adjustment of 2.8%. In comparison to the subject, this sale enables the appraiser to bracket acreage, at the low end of range, and age at the midpoint. Gross adjustments have been calculated at 8.2%, least of all sales acquired. In the reconciliation process, the appraiser has weighed this sale with most consideration at 30% of it's adjusted sale price.
$240,498(30%)=$72,149

25 Joshua Creek Road, Covington, GA is located within a 2.9 miles of the subject with a settled transaction status within five months of the effective date of this report. Per deed book number 4809 725, this property closed on 03/05/2026 for $253,800. Listing data was not made known to the appraiser in the normal course of business. In comparison to the subject, this sale enables the appraiser to bracket gross living area, at the midpoint of range, and age at the low end. Gross adjustments have been calculated at 11%. In the reconciliation process, the appraiser has weighed this sale at 25% of it's adjusted sale price.
$241,910(25%)=$60,477

55 Jill Lane, Covington, GA is located in the same phase as the subject, with a settled transaction status within ninety days of the effective date if this report. Per MLS number 10707400 this property was listed on 01/29/2026 for $274,900. On 05/26/2026 a settled transaction was documented for $265,000, one hundred seventeen days on market. The contract date of 01/29/2026 and the effective date of this report is a span of 211 days, a yearly time adjustment of 1.72% In comparison to the subject, this sale enables the appraiser to bracket gross living area at the low end and contains a basement. Gross adjustments have been calculated at 13.2%. In the reconciliation process, the appraiser has weighed this sale at 20% of it's adjusted sale price.
$282,400(20%)=$56,480

15 Ashton Place, Covington, GA is located within 2.5 miles from the subject, with a settled transaction status within ten months of the effective date of this report. Per MLS number 10563666 this sale was listed on 07/09/2025 for $269,990, with a list price change on 08/15/2025 for $259,900. On 09/15/2025 a closed transaction was documented on for $265,000, seventy six days on market. No sales or transfers for the prior year were made known to the appraiser in the normal course of business. The contract date of 07/09/2025 and the effective date of this report is a span of 415 days, a yearly time adjustment of 0.87% In comparison to the subject, this sale enables the appraiser to bracket gross living area, and age at the high end of range. Gross adjustments have been calculated at 13.3%. The appraiser has weighed this sale at 15% of it's adjusted sale price in the reconciliation process.
$239,232(15%)=$39,618

40 Joshua Creek Road, Covington, GA is located within a 2.9 miles of the subject with a settled transaction status within five months of the effective date of this report. Per deed book number 4809 851, this property closed on 03/06/2026 for $257,702. Listing data was not made known to the appraiser in the normal course of business. In comparison to the subject, this sale enables the appraiser to acreage, at the high end of range,

ADDITIONAL COMMENTS
Page 3

Borrower/Owner TIRIOS PROPCO SERIES LLC-35 Clay	
Property Address 35 Clay Ct	
City Covington County Newton State GA	Zip Code 30016
Lender/Client HouseMax Funding	

and age at the low end. Gross adjustments have been calculated at 14.9%. In the reconciliation process, the appraiser has weighed this sale with limited consideration at 10% of it's adjusted sale price.
$237,232(10%)=$ 23,723

In the sales data approach to value, the appraiser has applied the weight of sales based on final gross adjustment calculations in this manner:

30%+25%+20%+15%+10%=100%

sale #1 8.2% $240,498(30%)=$72,149
sale #2 11.7% $241,910(25%)=$60,477
sale #3 13.2% $282,400(20%)=$56,480
sale #4 13.2% $264,122(15%)=$39,618
sale #5 14.9% $239,232(10%)=$23,723

$72,149+$60,477+$56,480+$39,618+23,723=$252,447/$255,000(rounded)

Based on data obtained within the immediate phase of the subject, the opinion of market value for the subject to be $255,000(rounded). The appraiser's opinion of market value does fall within the sale price of properties, as well as listings within the market area. Adjustment are subjective in manner and warrant different opinion's of market value between varying appraiser's. This report is AIR compliant.

ADDITIONAL COMMENTS

The intended use of this report is for an refinance transaction. The intended users of this report are HouseMax Funding and Mercury Network AMC. The property rights appraised are Fee Simple. The property was inspected on 08/26/2026 which is the effective date of this report. The Appraiser does not guarantee that the property is free from defects. The appraisal establishes the value of the Property for mortgage purposes only. The sales comparison and cost approach was developed. The income approach was not considered and therefore not developed. Research of the subject, market area and comparable data was conducted and verified through several local sources including, but not limited to MLS reports, and Tax assessors. The appraiser has used an extraordinary assumptions that all interior of comparable sales are at least in average condition, along with all data acquired through realtor sources are correct and true.

The appraiser notes :Finished square footage calculations for this property were made based on measured dimensions only and may include unfinished areas, openings in floors not associated with stairs, or openings in floors exceeding the area of associated stairs. The appraiser has made an extraordinary assumption, that the bonus room for the subject which contains a sloped ceiling, is at least one-half of the finished square footage in that room, and has vertical ceiling height of at least 7 ft. (2.13 m);, and that portion of the finished area has a height of less than 5 ft. (1.52 m) By this ANSI standard, this room may be included in finished calculations. The subject was measured in accordance with ANSI standards.

COST APPROACH

COST APPROACH TO VALUE (not required by Fannie Mae)

Provide adequate information for the lender/client to replicate the below cost figures and calculations.

Support for the opinion of site value (summary of comparable land sales or other methods for estimating site value)

The appraiser has weighted value of land sales for land calculations.

ESTIMATED [ ] REPRODUCTION OR [X] REPLACEMENT COST NEW	OPINION OF SITE VALUE =$ 25,000
Source of cost data Marshall & Swift	Dwelling 1,800 Sq. Ft. @ $ 110.00 =$ 198,000
Quality rating from cost service avg Effective date of cost data 03/2026	BSMT 900 Sq. Ft. @ $ 25.00 =$ 22,500
Comments on Cost Approach (gross living area calculations, depreciation, etc.)	
The floor area is an approximation and minor deviation	Garage/Carport 400 Sq. Ft. @ $ 25.00 =$ 10,000
in square footage. The appraiser has acquired an	Total Estimate of Cost-New =$ 230,500
average of all comparable sales price per square, this	Less Physical / Functional / External
factor is $110.00 (rounded) Cost figures are based on	Depreciation 9,220 (Physical) =$(9,220)
Marshall& Swift services modified for condition and	Depreciated Cost of Improvements =$ 221,280
rounded at 4% per age-life method Remaining	'As-is' Value of Site Improvements =$ 9,000
Economic life is 69+/- years	
Estimated Remaining Economic Life (HUD and VA only) 69 Years	Indicated Value By Cost Approach =$ 255,280

INCOME

INCOME APPROACH TO VALUE (not required by Fannie Mae)

Estimated Monthly Market Rent $ 1,990 X Gross Rent Multiplier 130 =$ 258,700 Indicated Value by Income Approach

Summary of Income Approach (including support for market rent and GRM) Rentals within the subject's market area are typically for investment the appraiser notes market rent for the subject, based on acquired rentals has been reconciled to $1,990.

PUD INFORMATION

PROJECT INFORMATION FOR PUDs (if applicable)

Is the developer/builder in control of the Homeowners' Association (HOA)? [ ] Yes [ ] No Unit type(s) [ ] Detached [ ] Attached

Provide the following information for PUDs ONLY if the developer/builder is in control of the HOA and the subject property is an attached dwelling unit.

Legal name of project

Total number of phases Total number of units Total number of units sold

Total number of units rented Total number of units for sale Data Source(s)

Was the project created by the conversion of existing building(s) into a PUD? [ ] Yes [ ] No If Yes, date of conversion

Does the project contain any multi-dwelling units? [ ] Yes [ ] No Data Source(s)

Are the units, common elements, and recreation facilities complete? [ ] Yes [ ] No If No, describe the status of completion.

Are the common elements leased to or by the Homeowners' Association? [ ] Yes [ ] No If Yes, describe the rental terms and options.

Describe common elements and recreational facilities

This report form is designed to report an appraisal of a one-unit property or a one-unit property with an accessory unit; including a unit in a planned unit development (PUD). This report form is not designed to report an appraisal of a manufactured home or a unit in a condominium or cooperative project.

This appraisal report is subject to the following scope of work, intended use, intended user, definition of market value, statement of assumptions and limiting conditions, and certifications. Modifications, additions, or deletions to the intended use, intended user, definition of market value, or assumptions and limiting conditions are not permitted. The appraiser may expand the scope of work to include any additional research or analysis necessary based on the complexity of this appraisal assignment. Modifications or deletions to the certifications are also not permitted. However, additional certifications that do not constitute material alterations to this appraisal report, such as those required by law or those related to the appraiser's continuing education or membership in an appraisal organization, are permitted.

SCOPE OF WORK: The scope of work for this appraisal is defined by the complexity of this appraisal assignment and the reporting requirements of this appraisal report form, including the following definition of market value, statement of assumptions and limiting conditions, and certifications. The appraiser must, at a minimum: (1) perform a complete visual inspection of the interior and exterior areas of the subject property, (2) inspect the neighborhood, (3) inspect each of the comparable sales from at least the street, (4) research, verify, and analyze data from reliable public and/or private sources, and (5) report his or her analysis, opinions, and conclusions in this appraisal report.

INTENDED USE: The intended use of this appraisal report is for the lender/client to evaluate the property that is the subject of this appraisal for a mortgage finance transaction.

INTENDED USER: The intended user of this appraisal report is the lender/client.

DEFINITION OF MARKET VALUE: The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby: (1) buyer and seller are typically motivated; (2) both parties are well informed or well advised, and each acting in what he or she considers his or her own best interest; (3) a reasonable time is allowed for exposure in the open market; (4) payment is made in terms of cash in U. S. dollars or in terms of financial arrangements comparable thereto; and (5) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions* granted by anyone associated with the sale.

*Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs which are normally paid by sellers as a result of tradition or law in a market area; these costs are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institutional lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment.

STATEMENT OF ASSUMPTIONS AND LIMITING CONDITIONS: The appraiser's certification in this report is subject to the following assumptions and limiting conditions:

1. The appraiser will not be responsible for matters of a legal nature that affect either the property being appraised or the title to it, except for information that he or she became aware of during the research involved in performing this appraisal. The appraiser assumes that the title is good and marketable and will not render any opinions about the title.

2. The appraiser has provided a sketch in this appraisal report to show the approximate dimensions of the improvements. The sketch is included only to assist the reader in visualizing the property and understanding the appraiser's determination of its size.

3. The appraiser has examined the available flood maps that are provided by the Federal Emergency Management Agency (or other data sources) and has noted in this appraisal report whether any portion of the subject site is located in an identified Special Flood Hazard Area. Because the appraiser is not a surveyor, he or she makes no guarantees, express or implied, regarding this determination.

4. The appraiser will not give testimony or appear in court because he or she made an appraisal of the property in question, unless specific arrangements to do so have been made beforehand, or as otherwise required by law.

5. The appraiser has noted in this appraisal report any adverse conditions (such as needed repairs, deterioration, the presence of hazardous wastes, toxic substances, etc.) observed during the inspection of the subject property or that he or she became aware of during the research involved in performing this appraisal. Unless otherwise stated in this appraisal report, the appraiser has no knowledge of any hidden or unapparent physical deficiencies or adverse conditions of the property (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) that would make the property less valuable, and has assumed that there are no such conditions and makes no guarantees or warranties, express or implied. The appraiser will not be responsible for any such conditions that do exist or for any engineering or testing that might be required to discover whether such conditions exist. Because the appraiser is not an expert in the field of environmental hazards, this appraisal report must not be considered as an environmental assessment of the property.

6. The appraiser has based his or her appraisal report and valuation conclusion for an appraisal that is subject to satisfactory completion, repairs, or alterations on the assumption that the completion, repairs, or alterations of the subject property will be performed in a professional manner.

APPRAISER'S CERTIFICATION: The Appraiser certifies and agrees that:

1. I have, at a minimum, developed and reported this appraisal in accordance with the scope of work requirements stated in this appraisal report.

2. I performed a complete visual inspection of the interior and exterior areas of the subject property. I reported the condition of the improvements in factual, specific terms. I identified and reported the physical deficiencies that could affect the livability, soundness, or structural integrity of the property.

3. I performed this appraisal in accordance with the requirements of the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

4. I developed my opinion of the market value of the real property that is the subject of this report based on the sales comparison approach to value. I have adequate comparable market data to develop a reliable sales comparison approach for this appraisal assignment. I further certify that I considered the cost and income approaches to value but did not develop them, unless otherwise indicated in this report.

5. I researched, verified, analyzed, and reported on any current agreement for sale for the subject property, any offering for sale of the subject property in the twelve months prior to the effective date of this appraisal, and the prior sales of the subject property for a minimum of three years prior to the effective date of this appraisal, unless otherwise indicated in this report.

6. I researched, verified, analyzed, and reported on the prior sales of the comparable sales for a minimum of one year prior to the date of sale of the comparable sale, unless otherwise indicated in this report.

7. I selected and used comparable sales that are locationally, physically, and functionally the most similar to the subject property.

8. I have not used comparable sales that were the result of combining a land sale with the contract purchase price of a home that has been built or will be built on the land.

9. I have reported adjustments to the comparable sales that reflect the market's reaction to the differences between the subject property and the comparable sales.

10. I verified, from a disinterested source, all information in this report that was provided by parties who have a financial interest in the sale or financing of the subject property.

11. I have knowledge and experience in appraising this type of property in this market area.

12. I am aware of, and have access to, the necessary and appropriate public and private data sources, such as multiple listing services, tax assessment records, public land records and other such data sources for the area in which the property is located.

13. I obtained the information, estimates, and opinions furnished by other parties and expressed in this appraisal report from reliable sources that I believe to be true and correct.

14. I have taken into consideration the factors that have an impact on value with respect to the subject neighborhood, subject property, and the proximity of the subject property to adverse influences in the development of my opinion of market value. I have noted in this appraisal report any adverse conditions (such as, but not limited to, needed repairs, deterioration, the presence of hazardous wastes, toxic substances, adverse environmental conditions, etc.) observed during the inspection of the subject property or that I became aware of during the research involved in performing this appraisal. I have considered these adverse conditions in my analysis of the property value, and have reported on the effect of the conditions on the value and marketability of the subject property.

15. I have not knowingly withheld any significant information from this appraisal report and, to the best of my knowledge, all statements and information in this appraisal report are true and correct.

16. I stated in this appraisal report my own personal, unbiased, and professional analysis, opinions, and conclusions, which are subject only to the assumptions and limiting conditions in this appraisal report.

17. I have no present or prospective interest in the property that is the subject of this report, and I have no present or prospective personal interest or bias with respect to the participants in the transaction. I did not base, either partially or completely, my analysis and/or opinion of market value in this appraisal report on the race, color, religion, sex, age, marital status, handicap, familial status, or national origin of either the prospective owners or occupants of the subject property or of the present owners or occupants of the properties in the vicinity of the subject property or on any other basis prohibited by law.

18. My employment and/or compensation for performing this appraisal or any future or anticipated appraisals was not conditioned on any agreement or understanding, written or otherwise, that I would report (or present analysis supporting) a predetermined specific value, a predetermined minimum value, a range or direction in value, a value that favors the cause of any party, or the attainment of a specific result or occurrence of a specific subsequent event (such as approval of a pending mortgage loan application).

19. I personally prepared all conclusions and opinions about the real estate that were set forth in this appraisal report. If I relied on significant real property appraisal assistance from any individual or individuals in the performance of this appraisal or the preparation of this appraisal report, I have named such individual(s) and disclosed the specific tasks performed in this appraisal report. I certify that any individual so named is qualified to perform the tasks. I have not authorized anyone to make a change to any item in this appraisal report; therefore, any change made to this appraisal is unauthorized and I will take no responsibility for it.

20. I identified the lender/client in this appraisal report who is the individual, organization, or agent for the organization that ordered and will receive this appraisal report.

21. The lender/client may disclose or distribute this appraisal report to: the borrower; another lender at the request of the borrower; the mortgagee or its successors and assigns; mortgage insurers; government sponsored enterprises; other secondary market participants; data collection or reporting services; professional appraisal organizations; any department, agency, or instrumentality of the United States; and any state, the District of Columbia, or other jurisdictions; without having to obtain the appraiser's or supervisory appraiser's (if applicable) consent. Such consent must be obtained before this appraisal report may be disclosed or distributed to any other party (including, but not limited to, the public through advertising, public relations, news, sales, or other media).

22. I am aware that any disclosure or distribution of this appraisal report by me or the lender/client may be subject to certain laws and regulations. Further, I am also subject to the provisions of the Uniform Standards of Professional Appraisal Practice that pertain to disclosure or distribution by me.

23. The borrower, another lender at the request of the borrower, the mortgagee or its successors and assigns, mortgage insurers, government sponsored enterprises, and other secondary market participants may rely on this appraisal report as part of any mortgage finance transaction that involves any one or more of these parties.

24. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

25. Any intentional or negligent misrepresentation(s) contained in this appraisal report may result in civil liability and/or criminal penalties including, but not limited to, fine or imprisonment or both under the provisions of Title 18, United States Code, Section 1001, et seq., or similar state laws.

SUPERVISORY APPRAISER'S CERTIFICATION: The Supervisory Appraiser certifies and agrees that:

1. I directly supervised the appraiser for this appraisal assignment, have read the appraisal report, and agree with the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

2. I accept full responsibility for the contents of this appraisal report including, but not limited to, the appraiser's analysis, opinions, statements, conclusions, and the appraiser's certification.

3. The appraiser identified in this appraisal report is either a sub-contractor or an employee of the supervisory appraiser (or the appraisal firm), is qualified to perform this appraisal, and is acceptable to perform this appraisal under the applicable state law.

4. This appraisal report complies with the Uniform Standards of Professional Appraisal Practice that were adopted and promulgated by the Appraisal Standards Board of The Appraisal Foundation and that were in place at the time this appraisal report was prepared.

5. If this appraisal report was transmitted as an "electronic record" containing my "electronic signature," as those terms are defined in applicable federal and/or state laws (excluding audio and video recordings), or a facsimile transmission of this appraisal report containing a copy or representation of my signature, the appraisal report shall be as effective, enforceable and valid as if a paper version of this appraisal report were delivered containing my original hand written signature.

APPRAISER

Signature: J.J. Lewis (signed)
Name: J.J. Lewis
Company Name: J.J. Lewis
Company Address: P.O. Box 80176
Conyers, GA 30013
Telephone Number: 678-429-5504
Email Address: gluesticjj@gmail.com
Date of Signature and Report: 09/03/2026
Effective Date of Appraisal: 08/28/2026
State Certification #: GACR247008
or State License #:
or Other: State #:
State: GA
Expiration Date of Certification or License: 01/31/2027

ADDRESS OF PROPERTY APPRAISED
35 Clay Ct
Covington, GA 30016

APPRAISED VALUE OF SUBJECT PROPERTY $ 255,000

LENDER/CLIENT
Name: Mercury Network AMC
Company Name: HouseMax Funding
Company Address: 3711 S MoPac Expy Bldg 2 Ste 400
Austin, TX 78746
Email Address:

SUPERVISORY APPRAISER (ONLY IF REQUIRED)

Signature:
Name:
Company Name:
Company Address:

Telephone Number:
Email Address:
Date of Signature:
State Certification #:
or State License #:
State:
Expiration Date of Certification or License:

SUBJECT PROPERTY

- ☐ Did not inspect subject property
- ☐ Did inspect exterior of subject property from street
  Date of Inspection:
- ☐ Did inspect interior and exterior of subject property
  Date of Inspection:

COMPARABLE SALES

- ☐ Did not inspect exterior of comparable sales from street
- ☐ Did inspect exterior of comparable sales from street
  Date of Inspection:

123878

Market Conditions Addendum to the Appraisal Report

File No. 123878

The purpose of this addendum is to provide the lender/client with a clear and accurate understanding of the market trends and conditions prevalent in the subject neighborhood. This is a required addendum for all appraisal reports with an effective date on or after April 1, 2009.

Property Address 35 Clay Ct | City Covington | State GA | ZIP Code 30016

Borrower/Owner TIRIOS PROPCO SERIES LLC-35 Clay

Instructions: The appraiser must use the information required on this form as the basis for his/her conclusions, and must provide support for those conclusions, regarding housing trends and overall market conditions as reported in the Neighborhood section of the appraisal report form. The appraiser must fill in all the information to the extent it is available and reliable and must provide analysis as indicated below. If any required data is unavailable or is considered unreliable, the appraiser must provide an explanation. It is recognized that not all data sources will be able to provide data for the shaded areas below; if it is available, however, the appraiser must include the data in the analysis. If data sources provide the required information as an average instead of the median, the appraiser should report the available figure and identify it as an average. Sales and listings must be properties that compete with the subject property, determined by applying the criteria that would be used by a prospective buyer of the subject property. The appraiser must explain any anomalies in the data, such as seasonal markets, new construction, foreclosures, etc.

MARKET RESEARCH & ANALYSIS

Inventory Analysis	Prior 7-12 Months	Prior 4-6 Months	Current 3- Months	Overall Trend		
Total # of Comparable Sales (Settled)	2	3	3	[X] Increasing	[ ] Stable	[ ] Declining
Absorption Rate (Total Sales/Months)	0.33	1.00	1.00	[X] Increasing	[ ] Stable	[ ] Declining
Total # of Comparable Active Listings	3	2.00	2	[ ] Declining	[X] Stable	[ ] Increasing
Months of Housing Supply (Total Listings/Ab.Rate)	9.09	2.00	2.00	[X] Declining	[ ] Stable	[ ] Increasing
Median Sale & List Price, DOM, Sale/List %	Prior 7-12 Months	Prior 4-6 Months	Current - 3 Months	Overall Trend		
Median Comparable Sale Price	302,556	300,989	302,940	[X] Increasing	[ ] Stable	[ ] Declining
Median Comparable Sales Days on Market	102	110	94	[X] Declining	[ ] Stable	[ ] Increasing
Median Comparable List Price	305,613	304,030	306,000	[ ] Increasing	[X] Stable	[ ] Declining
Median Comparable Listings Days on Market	116	102	96	[X] Declining	[ ] Stable	[ ] Increasing
Median Sale Price as % of List Price	99.00	99.00	99.00	[ ] Increasing	[X] Stable	[ ] Declining
Seller-(developer, builder, etc.) paid financial assistance prevalent?	[ ] Yes	[X] No		[ ] Declining	[X] Stable	[ ] Increasing

Explain in detail the seller concessions trends for the past 12 months (e.g., seller contributions increased from 3% to 5%, increasing use of buydowns, closing costs, condo fees, options, etc.). Seller's concessions appear to be the typical 1%-3% for typical closing costs.

Are foreclosure sales (REO sales) a factor in the market? [ ] Yes [X] No If yes, explain (including the trends in listings and sales of foreclosed properties).

REO properties were not a significant factor within the subject's market area.

Cite data sources for above information. MLS ,Realtor, Tax Card, Public records

Summarize the above information as support for your conclusions in the Neighborhood section of the appraisal report form. If you used any additional information, such as an analysis of pending sales and/or expired and withdrawn listings, to formulate your conclusions, provide both an explanation and support for your conclusions.

Per data analyzed the subject's market area is increasing in the sale prices of homes, settled sales transactions, and the absorption rate for the immediate market area. The market area is experiencing a decline in listing/sales days on market, and housing supply due to an increase in demand for housing.

CONDO/CO-OP PROJECTS

If the subject is a unit in a condominium or cooperative project, complete the following: **Project Name:**

Subject Project Data	Prior 7-12 Months	Prior 4-6 Months	Current - 3 Months	Overall Trend		
Total # of Comparable Sales (Settled)				[ ] Increasing	[ ] Stable	[ ] Declining
Absorption Rate (Total Sales/Months)				[ ] Increasing	[ ] Stable	[ ] Declining
Total # of Active Comparable Listings				[ ] Declining	[ ] Stable	[ ] Increasing
Months of Unit Supply (Total Listings/Ab. Rate)				[ ] Declining	[ ] Stable	[ ] Increasing

Are foreclosure sales (REO sales) a factor in the project? [ ] Yes [ ] No If yes, indicate the number of REO listings and explain the trends in listings and sales of foreclosed properties.

Summarize the above trends and address the impact on the subject unit and project.

APPRAISER

Signature [signature]	Signature
Appraiser Name J.J. Lewis	Appraiser Name
Company Name J.J. Lewis	Company Name
Company Address P.O. Box 80176, Conyers, GA 30013	Company Address
State License/Certification # GACR247008 State GA	State License/Certification # State
Email Address gluesticjj@gmail.com	Email Address

SKETCH ADDENDUM

Borrower/Owner	TIRIOS PROPCO SERIES LLC-35 Clay
Property Address	35 Clay Ct
City	Covington
County	Newton
State	GA
Zip Code	30016
Client	HouseMax Funding


2nd floor
36.0'
BED 2
BED 3
25.0'
Bath 2
uncovered deck
Main level
Garage
36.0'
kitchen
laundry
Bath 1
Breakfast area
17.0'
BED 1
25.0'
Foyer
20.0'
living room
Entry
covered stoop
unf basement
25.0'
36.0'

SUMMARY	SQ FT AREA	PERIMETER
Living Area		
First Floor	900.0	122
Second Floor	900.0	122
Total	1800	244
Basement		
Basement	900.0	122
Garage		
Garage	340.0	74
Porches/Patios		
Deck	120.0	44
Porch	64.0	32

AREA CALCULATION DETAILS

First Floor
36.0 X 25.0 = 900.0

Second Floor
36.0 X 25.0 = 900.0

J.J. Lewis

ENVIRONMENTAL ADDENDUM

File No. 123878

*APPARENT** HAZARDOUS SUBSTANCES AND/OR DETRIMENTAL ENVIRONMENTAL CONDITIONS

Borrower/Owner TIRIOS PROPCO SERIES LLC-35 Clay
Address 35 Clay Ct
City Covington County Newton State GA Zip Code 30016
Lender/Client HouseMax Funding

*** Apparent is defined as that which is visible, obvious, evident or manifest to the appraiser.**

This universal Environmental Addendum is for use with any real estate appraisal. Only the statements which have been checked by the appraiser apply to the property being appraised.

This addendum reports the results of the appraiser's routine inspection of and inquires about the subject property and its surrounding area. It also states what assumptions were made about the existence (or nonexistence) of any hazardous substances and/or detrimental environmental conditions. **The appraiser is not an expert environmental inspector** and therefore might be unaware of existing hazardous substances and/or detrimental environmental conditions which may have negative effect on the safety and value of the property. It is possible that tests and inspections made by a qualified environmental inspector would reveal the existence of hazardous materials and/or detrimental conditions on or around the property that would negatively affect its safety and value.

DRINKING WATER

X Drinking Water is supplied to the subject from a municipal water supply which is considered safe. However the only way to be absolutely certain that the water meets published standards is to have it tested at all discharge points.

__ Drinking Water is supplied by a well or other non-municipal source. It is recommended that tests be made to be certain that the property is supplied with adequate pure water.

X Lead can get into drinking water from its source, the pipes, at all discharge points, plumbing fixtures and/or appliances. The only way to be certain that water does not contain an unacceptable lead level is to have it tested at all discharge points.

X **The value estimated in this appraisal is based on the assumption that there is an adequate supply of safe, lead-free Drinking Water.**

Comments

SANITARY WASTE DISPOSAL

__ Sanitary Waste is removed from the property by a municipal sewer system.

X Sanitary Waste is disposed of by a septic system or other sanitary on site waste disposal system. The only way to determine that the disposal system is adequate and in good working condition is to have it inspected by a qualified inspector.

X **The value estimated in this appraisal is based on the assumption that the Sanitary Waste is disposed of by a municipal sewer or an adequate properly permitted alternate treatment system in good condition.**

Comments

SOIL CONTAMINANTS

X There are no apparent signs of Soil Contaminants on or near the subject property (except as reported in Comments below). It is possible that research, inspection and testing by a qualified environmental inspector would reveal existing and/or potential hazardous substances and/or detrimental environmental conditions on or around the property that would negatively affect its safety and value.

X **The value estimated in this appraisal is based on the assumption that the subject property is free of Soil Contaminants.**

Comments

ASBESTOS

__ All or part of the improvements were constructed before 1979 when Asbestos was a common building material. The only way to be certain that the property is free of friable and non-friable Asbestos is to have it inspected and tested by a qualified asbestos inspector.

X The improvements were constructed after 1979. No apparent friable Asbestos was observed (except as reported in Comments below).

X **The value estimated in this appraisal is based on the assumption that there is no uncontained friable Asbestos or other hazardous Asbestos material on the property.**

Comments

PCBs (POLYCHLORINATED BIPHENYLS)

X There were no apparent leaking fluorescent light ballasts, capacitors or transformers anywhere on or nearby the property (except as reported in Comments below).

X There was no apparent visible or documented evidence known to the appraiser of soil or groundwater contamination from PCBs anywhere on the property (except as reported in Comments below).

X **The value estimated in this appraisal is based on the assumption that there are no uncontained PCBs on or nearby the property.**

Comments

RADON

X The appraiser is not aware of any Radon tests made on the subject property within the past 12 months (except as reported in Comments below).

X The appraiser is not aware of any indication that the local water supplies have been found to have elevated levels of Radon or Radium.

X The appraiser is not aware of any nearby properties (except as reported in Comments below) that were or currently are used for uranium, thorium or radium extraction or phosphate processing.

X **The value estimated in this appraisal is based on the assumption that the Radon level is at or below EPA recommended levels.**

Comments

J.J. Lewis

ENVIRONMENTAL ADDENDUM (cont.)

USTs (UNDERGROUND STORAGE TANKS)

X There is no apparent visible or documented evidence known to the appraiser of any USTs on the property nor any known historical use of the property that would likely have had USTs.

X There are no apparent petroleum storage and/or delivery facilities (including gasoline stations or chemical manufacturing plants) located on adjacent properties (except as reported in Comments below).

___ There are apparent signs of USTs existing now or in the past on the subject property. It is recommended that an inspection by a qualified UST inspector be obtained to determine the location of any USTs together with their condition and proper registration if they are active; and if they are inactive, to determine whether they were deactivated in accordance with sound industry practices.

X **The value estimated in this appraisal is based on the assumption that any functioning USTs are not leaking and are properly registered and that any abandoned USTs are free from contamination and were properly drained, filled and sealed.**

Comments

NEARBY HAZARDOUS WASTE SITES

X There are no apparent Hazardous Waste Sites on the subject property or nearby the subject property (except as reported in Comments below). Hazardous Waste Site search by a trained environmental engineer may determine that there is one or more Hazardous Waste Sites on or in the area of the subject property.

X **The value estimated in this appraisal is based on the assumption that there are no Hazardous Waste Sites on or nearby the subject property that negatively affect the value or safety of the property.**

Comments

UREA FORMALDEHYDE (UFFI) INSULATION

___ All or part of the improvements were constructed before 1982 when UREA foam insulation was a common building material. The only way to be certain that the property is free of UREA formaldehyde is to have it inspected by a qualified UREA formaldehyde inspector.

X The improvements were constructed after 1982. No apparent UREA formaldehyde materials were observed (except as reported in Comments below).

X **The value estimated in this appraisal is based on the assumption that there is no significant UFFI insulation or other UREA formaldehyde material on the property.**

Comments

LEAD PAINT

___ All or part of the improvements were constructed before 1980 when Lead Paint was a common building material. There is no apparent visible or known documented evidence of peeling or flaking Lead Paint on the floors, walls or ceilings (except as reported in Comments below). The only way to be certain that the property is free of surface or subsurface Lead Paint is to have it inspected by a qualified inspector.

X The improvements were constructed after 1980. No apparent Lead Paint was observed (except as reported in Comments below).

X **The value estimated in this appraisal is based on the assumption that there is no flaking or peeling Lead Paint on the property.**

Comments

AIR POLLUTION

X There are no apparent signs of Air Pollution at the time of the inspection nor were any reported (except as reported in Comments below). The only way to be certain that the air is free of pollution is to have it tested.

X **The value estimated in this appraisal is based on the assumption that the property is free of Air Pollution.**

Comments

WETLANDS/FLOOD PLAINS

X The site does not contain any apparent Wetlands/Flood Plains (except as reported in Comments below). The only way to be certain that the site is free of Wetlands/Flood Plains is to have it inspected by a qualified environmental professional.

X **The value estimated in this appraisal is based on the assumption that there are no Wetlands/Flood Plains on the property (except as reported in Comments below).**

Comments

MISCELLANEOUS ENVIRONMENTAL HAZARDS

X There are no other apparent miscellaneous hazardous substances and/or detrimental environmental conditions on or in the area of the site except as indicated below:

- ___ Excess Noise
- ___ Radiation + Electromagnetic Radiation
- ___ Light Pollution
- ___ Waste Heat
- ___ Acid Mine Drainage
- ___ Agricultural Pollution
- ___ Geological Hazards
- ___ Nearby Hazardous Property
- ___ Infectious Medical Wastes
- ___ Pesticides
- ___ Others (Chemical Storage + Storage Drums, Pipelines, etc.)

X **The value estimated in this appraisal is based on the assumption that there are no Miscellaneous environmental Hazards (except those reported above) that would negatively affect the value of the property.**

When any of the environmental assumptions made in this addendum are not correct, the estimated value in this appraisal may not be valid.

J.J. Lewis

Case No. 123878
File No. 123878

Borrower TIRIOS PROPCO SERIES LLC-35 Clay
Property Address 35 Clay Ct
City Covington County Newton State GA Zip Code 30016
Lender/Client HouseMax Funding Address 3711 S MoPac Expy Bldg 2 Ste 400, Austin, TX 78746

Requirements - Condition and Quality Ratings Usage

Appraisers must utilize the following standardized conditions and quality ratings within the appraisal report.

Condition Ratings and Definitions

C1 - The improvements have been very recently constructed and have not previously been occupied. The entire structure and all components are new and the dwelling features no physical depreciation.

**Note: Newly constructed improvements that feature recycled materials and/or components can be considered new dwellings provided that the dwelling is placed on a 100% new foundation and recycled materials and the recycled components have been rehabilitated/re-manufactured into like-new condition. Recently constructed improvements that have not been previously occupied are not considered "new" if they have significant physical depreciation (i.e., newly constructed dwellings that have been vacant for an extended period of time without adequate maintenance or upkeep).*

C2 - The improvements feature no deferred maintenance, little or no physical depreciation, and require no repairs. Virtually all building components are new or have been recently repaired, refinished, or rehabilitated. All outdated components and finished have been updated and/or replaced with components that meet current standards. Dwellings in this category either are almost new or have been recently completely renovated and are similar in condition to new construction.

**Note: The improvements represent a relatively new property that is well maintained with no deferred maintenance and little or no physical depreciation, or an older property that has been recently completely renovated.*

C3 - The improvements are well maintained and feature limited physical depreciation due to normal wear and tear. some components, but not every major building component, may be updated or recently rehabilitated. The structure has been well maintained.

**Note: The improvement is in its first-cycle of replacing short-lived building components (appliances, floor coverings, HVAC, etc.) and is being well maintained. Its estimated effective age is less than its actual age. It also may reflect a property in which the majority of short-lived building components have been replaced but not to the level of a complete renovation.*

C4 - The improvements feature some minor deferred maintenance and physical deterioration due to normal wear and tear. The dwelling has been adequately maintained and requires only minimal repairs to building components/mechanical systems and cosmetic repairs. All major building components have been adequately maintained and are functionally adequate.

**Note: The estimated effective age may be close to or equal to its actual age. It reflects a property in which some of the short-lived building components have been replaced, and some short-lived building components are at or near the end of their physical life expectancy; however, they still function adequately. Most minor repairs have been addressed on an ongoing basis resulting in an adequately maintained property*

C5 - The improvements feature obvious deferred maintenance and are in need of some significant repairs. Some building components need repairs, rehabilitation, or updating. The functional utility and overall livability is somewhat diminished due to condition, but the dwelling remains useable and functional as a residence.

**Note: Some significant repairs are needed to the improvements due to the lack of adequate maintenance. It reflects a property in which many of its short-lived building components are at the end of or have exceeded their physical life expectancy but remain functional.*

C6 - The improvements have substantial damage or deferred maintenance with deficiencies or defects that are severe enough to affect the safety, soundness, or structural integrity of the improvements. The improvements are in need of substantial repairs and rehabilitation, including many or most major components.

**Note: Substantial repairs are needed to the improvements due to the lack of adequate maintenance or property damage. It reflects a property with conditions severe enough to affect the safety, soundness, or structural integrity of the improvements.*

Quality Ratings and Definitions

Q1 - Dwellings with this quality rating are usually unique structures that are individually designed by an architect for a specified use. Such residences typically are constructed from detailed architectural plans and specifications and feature an exceptionally high level of workmanship and exceptionally high-grade materials throughout the interior and exterior of the structure. The design features exceptionally high-quality exterior refinements and ornamentation, and exceptionally high-quality interior refinements. The workmanship, materials, and finishes throughout the dwelling are exceptionally high quality.

Q2 - Dwellings with this quality rating are often custom designed for construction on an individual property owner's site. However, dwellings in this quality grade are also found in high-quality tract developments featuring residences constructed from individual plans or from highly modified or upgraded plans. The design features detailed high-quality exterior ornamentation, high-quality interior refinements, and detail. The workmanship, materials, and finishes throughout the dwelling are of exceptionally high quality.

Q3 - Dwellings with this quality rating are residences of higher quality built from individual or readily available designer plans in above-standard residential tract developments or on an individual property owner's site. The design includes significant exterior ornamentation and interiors that are well finished. The workmanship exceeds acceptable standards and many materials and finishes throughout the dwelling have been upgraded from "stock" standards.

Q4 - Dwellings with this quality rating meet or exceed the requirements of applicable building codes. Standard or modified standard building plans are utilized and the design includes adequate fenestration and some exterior ornamentation and interior refinements. Materials, workmanship, finish, and equipment are of stock or builder grade and may feature some upgrades.

Q5 - Dwellings with this quality rating feature economy of construction and basic functionality as main considerations. Such dwellings feature a plain design using readily available or basic floor plans featuring minimal fenestration and basic finishes with minimal exterior ornamentation and limited interior detail. These dwellings meet minimum building codes and are constructed with inexpensive, stock materials with limited refinements and upgrades.

Q6 - Dwellings with this quality rating are of basic quality and lower cost; some may not be suitable for year-round occupancy. Such dwellings are often built with simple plans or without plans, often utilizing the lowest quality building materials. Such dwellings are often built or expanded by persons who are professionally unskilled or possess only minimal construction skills. Electrical, plumbing, and other mechanical systems and equipment may be minimal or non-existent. Older dwellings may feature one or more substandard non-conforming additions to the original structure.

Definitions of Not Updated, Updated, and Remodeled

Not Updated - Little or no updating or modernization. This description includes, but is not limited to, new homes. Residential properties of fifteen years of age or less often reflect an original condition with no updating, if no major components have been replaced or updated. Those over fifteen years of age are also considered not updated if the appliances, fixtures, and finishes are predominantly dated. An area that is 'Not Updated' may still be well maintained and fully functional, and this rating does not necessarily imply deferred maintenance or physical/functional deterioration.

Updated - The area of the home has been modified to meet current market expectations. These modifications are limited in terms of both scope and cost. An updated area of the home should have an improved look and feel, or functional utility. Changes that constitute updates include refurbishment and/or replacing components to meet existing market expectations. Updates do not include significant alterations to the existing structure.

Remodeled - Significant finish and/or structural changes have been made that increase utility and appeal through complete replacement and/or expansion. A remodeled area reflects fundamental changes that include multiple alterations. These alterations may include some or all of the following: replacement of a major component (cabinet(s), bathtub, or bathroom tile), relocation of plumbing/gas fixtures/appliances, significant structural alterations (relocating walls and/or the addition of square footage). This would include a complete gutting and rebuild.

Explanation of Bathroom Count

Three-quarter baths are counted as a full bath in all cases. Quarter baths (baths that feature only a toilet) are not included in the bathroom count. The number of full and half baths is reported by separating the two values using a period, where the full bath count is represented to the left of the period and the half bath count is represented to the right of the period.

Example: 3.2 indicates three full baths and two half baths.

J.J. Lewis

Abbreviation	Full Name	Appropriate Fields
A	Adverse	Location & View
ac	Acres	Area, Site
AdjPrk	Adjacent to Park	Location
AdjPwr	Adjacent to Power Lines	Location
ArmLth	Arms Length Sale	Sale or Financing Concessions
AT	Attached Structure	Design (Style)
B	Beneficial	Location & View
ba	Bathroom(s)	Basement & Finished Rooms Below Grade
br	Bedroom	Basement & Finished Rooms Below Grade
BsyRd	Busy Road	Location
c	Contracted Date	Date of Sale/Time
Cash	Cash	Sale or Financing Concessions
Comm	Commercial Influence	Location
Conv	Conventional	Sale or Financing Concessions
cp	Carport	Garage/Carport
CrtOrd	Court Ordered Sale	Sale or Financing Concession
CtySky	City View Skyline View	View
CtyStr	City Street View	View
cv	Covered	Garage/Carport
DOM	Days On Market	Data Sources
DT	Detached Structure	Design (style)
dw	Driveway	Garage/Carport
e	Expiration Date	Date of Sale/Time
Estate	Estate Sale	Sale or Financing Concessions
FHA	Federal Housing Administration	Sale or Financing Concessions
G	Garage	Garage/Carport
ga	Attached Garage	Garage/Carport
gbi	Built-in Garage	Garage/Carport
gd	Detached Garage	Garage/Carport
GlfCse	Golf Course	Location
Glfvw	Golf Course View	View
GR	Garden	Design (Style)
HR	High Rise	Design (Style)
in	Interior Only Stairs	Basement & Finished Rooms Below Grade
Ind	Industrial	Location & View
Listing	Listing	Sale or Financing Concessions
Lndfl	Landfill	Location
LtdSght	Limited Sight	View
MR	Mid Rise	Design (Style)
Mtn	Mountain View	View
N	Neutral	Location & View
NonArm	Non-Arms Length Sale	Sale or Financing Concessions
o	Other	Basement & Finished Rooms Below Grade
O	Other	Design (Style)
op	Open	Garage/Carport
Prk	Park View	View
Pstrl	Pastoral View	View
PubTrn	Public Transportation	Location
PwrLn	Power Lines	View
Relo	Relocation Sale	Sale or Financing Concessions
REO	REO Sale	Sale or Financing Concessions
Res	Residential	Location & View
RH	USDA - Rural Housing	Sale or Financing Concessions
rr	Recreational (Rec) Room	Basement & Finished Rooms Below Grade
s	Settlement Date	Date of Sale/Time
sf	Square Feet	Area, Site, Basement
Short	Short Sale	Sale or Financing Concessions
Unk	Unknown	Date of Sale/Time
VA	Veterans Administration	Sale or Financing Concessions
w	Withdraw Date	Date of Sale/Time
wo	Walk Out Basement	Basement & Finished Rooms Below Grade
Woods	Woods View	View
Wtr	Water View	View
WtrFr	Water Frontage	Location
wu	Walk Up Basement	Basement & Finished Rooms Below Grade

Other Appraiser-Defined Abbreviations

Abbreviation	Full Name	Fields Where This Abbreviation May Appear

J.J. Lewis

DISCLOSURE ADDENDUM

Borrower/Owner	TIRIOS PROPCO SERIES LLC-35 Clay
Property Address	35 Clay Ct
City	Covington
County	Newton
State	GA
Zip Code	30016
Lender/Client	HouseMax Funding

DEFINITION OF INSPECTION:

The term "Inspection", as used in this report, is not the same level of inspection that is required for a "Professional Home Inspection". The appraiser does not fully inspect the electrical system, plumbing system, mechanical systems, foundation system, floor structure, or subfloor. The appraiser is not an expert in construction materials and the purpose of the appraisal is to make an economic evaluation of the subject property. If the client needs a more detailed inspection of the property, a home inspection, by a Professional Home Inspector, is suggested.

DIGITAL SIGNATURES:

The signature(s) affixed to this report, and certification, were applied by the original appraiser(s) or supervisory appraiser and represent their acknowledgements of the facts, opinions and conclusions found in the report. Each appraiser(s) applied his or her signature electronically using a password encrypted method. Hence these signatures have more safeguards and carry the same validity as the individual's hand applied signature. If the report has a hand-applied signature, this comment does not apply.

APPRAISER:

Signature: [signature]
Name: J.J. Lewis
Date Signed: 09/03/2026
State Certification #: GACR247008
or State License #:
State: GA
Expiration Date of Certification or License: 01/31/2027

SUPERVISORY APPRAISER (ONLY IF REQUIRED):

Signature:
Name:
Date Signed:
State Certification #:
or State License #:
State:
Expiration Date of Certification or License:
☐ Did ☐ Did Not Inspect Property

STATE OF GEORGIA
REAL ESTATE APPRAISERS BOARD

JERMAINE LEWIS

247008

IS AUTHORIZED TO TRANSACT BUSINESS IN GEORGIA AS A

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THE PRIVILEGE AND RESPONSIBILITIES OF THIS APPRAISER CLASSIFICATION SHALL CONTINUE IN EFFECT AS LONG AS THE APPRAISER PAYS REQUIRED APPRAISER FEES AND COMPLIES WITH ALL OTHER REQUIREMENTS OF THE OFFICIAL CODE OF GEORGIA ANNOTATED, CHAPTER 43-39-A. THE APPRAISER IS SOLELY RESPONSIBLE FOR THE PAYMENT OF ALL FEES ON A TIMELY BASIS.

D. SCOTT MURPHY
Chairperson

Vice Chairperson

MARLON L. DAY
WILLIAM A. MURRAY
JOHN P. SMITHMYER
KEITH STONE

1250156543353033

LEWIS, JERMAINE
PO BOX 80176
CONYERS, GA 30013

JERMAINE LEWIS

247008
Status **ACTIVE**

END OF RENEWAL
01/31/2027

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

LYNN DEMPSEY
Real Estate Commissioner

1250156543353033

JERMAINE LEWIS

247008
Status **ACTIVE**

END OF RENEWAL
01/31/2027

CERTIFIED RESIDENTIAL REAL PROPERTY APPRAISER

THIS LICENSE EXPIRES IF YOU FAIL TO PAY RENEWAL FEES OR IF YOU FAIL TO COMPLETE ANY REQUIRED EDUCATION IN A TIMELY MANNER.

State of Georgia
Real Estate Commission
Suite 1000 - International Tower
229 Peachtree Street, N.E.
Atlanta, GA 30303-1605

LYNN DEMPSEY
Real Estate Commissioner

1250156543353033

Accelerant National Insurance Company
(A Stock Company)
400 Northridge Road, Suite 800
Sandy Springs, GA 30350

REAL ESTATE APPRAISERS ERRORS AND OMISSIONS INSURANCE POLICY DECLARATIONS

NOTICE: THIS IS A "CLAIMS MADE AND REPORTED" POLICY. THIS POLICY REQUIRES THAT A CLAIM BE MADE AGAINST THE INSURED DURING THE POLICY PERIOD AND REPORTED TO THE INSURER, IN WRITING, DURING THE POLICY PERIOD OR EXTENDED REPORTING PERIOD.

PLEASE READ YOUR POLICY CAREFULLY.

Policy Number: NAX40PL110087-00 **Renewal of: New**

1. **Named Insured: Jermaine J Lewis**

2. **Address:** 3671 Druids Dr SE
Conyers, GA 30013

3. **Policy Period:** **From: April 6, 2026** **To: April 6, 2027**
12:01 A.M. Standard Time at the address of the **Named Insured** as stated in item **2.** Above.

4. **Limit of Liability:**

	Each **Claim**	Policy Aggregate
Damages Limit of Liability	**4A. $ 1,000,000**	**4C. $ 1,000,000**
Claim Expenses Limit of Liability	**4B. $ 1,000,000**	**4D. $ 1,000,000**

5. **Deductible** (Inclusive of **Claims Expenses**):

Each **Claim**	Aggregate
5A. $500	**5B. $1,000**

6. **Policy Premium: $ 689**

7. **Retroactive Date: April 6, 2020**

8. **Notice to Company:** Notice of a **Claim** or Potential **Claim** should be sent to:
OREP Insurance Services: info@orep.org
6353 El Cajon Blvd, Suite 124-605
San Diego, CA 92115

9. **Program Administrator:** OREP Insurance Services, LLC – appraisers@orep.org

10. **Forms and Endorsements Attached at Policy Inception:** See Schedule of Forms

If required by state law, this policy will be countersigned by an authorized representative of the Company.

Date: April 7, 2026 By: Isaac Peck
Authorized Representative